Exhibit 99.2

COMMONWEALTH OF MASSACHUSETTS

DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY

)
Boston Edison Company	)
Cambridge Electric Light Company	)	D.T.E. 05-85
Commonwealth Electric Company	)
NSTAR Gas Company	)
)

SETTLEMENT AGREEMENT

TABLE OF CONTENTS

ARTICLE 1.	INTRODUCTION	1
ARTICLE 2.	TERMS OF AGREEMENT	2

	Rate Plan for NSTAR Electric	2

	NSTAR Electric Rate Changes on January 1, 2006 and May 1, 2006	2
	NSTAR Electric Rates from January 1, 2007 through January 1, 2012	2

	Rate Plan for NSTAR Gas	6

	NSTAR Gas Rate Changes for January 1, 2006	6
	NSTAR Gas Rate Changes after January 1, 2006	6

	Merger of NSTAR Electric	6

	Merger Structure and Approvals	6
	Post-Merger Distribution Rates	6
	Merger Impact on Transmission Rates	7

	Expansion of Boston Edison Storm Fund for NSTAR Electric	7

	Procurement Initiatives for NSTAR Electric and NSTAR Gas	7

	Customer Service Quality, Safety and Reliability Programs	7

	Other Settled Issues	11

ARTICLE 3.	CONDITIONS	11

COMMONWEALTH OF MASSACHUSETTS

DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY

)
Boston Edison Company	)
Cambridge Electric Light Company	)	D.T.E. 05-85
Commonwealth Electric Company	)
NSTAR Gas Company	)
)

SETTLEMENT AGREEMENT

WHEREAS, this Settlement Agreement is entered into by and among NSTAR, a holding company, Boston Edison Company (“Boston Edison”), Cambridge Electric Light Company (“Cambridge”), Commonwealth Electric Company (“Commonwealth”) (together, “NSTAR Electric”), NSTAR Gas Company (“NSTAR Gas”, collectively with NSTAR Electric, the “Companies”) and the Attorney General of Massachusetts (the “Attorney General”), the Low-Income Energy Affordability Network (“LEAN”) and Associated Industries of Massachusetts (collectively with the Companies and NSTAR, the “Settling Parties”) with regard to the Companies’ proposed base rate case that was to have been filed pursuant to G.L. c. 164, section 94 and ancillary matters:

WHEREAS, the Settling Parties have engaged in informal discovery and negotiations with regard to the matters specified in the articles of this Settlement Agreement;

WHEREAS, the Settling Parties have raised competing and disputed claims with regard to the various issues contained in the proposed general rate case filing, the wholesale transmission filing in FERC Docket ER05-742, including, but not limited to, the magnitude of the claimed revenue deficiency and the appropriate performance-based rate mechanism, but wish to resolve those matters on mutually agreeable terms, and without establishing any new precedent or principle applicable to any other proceedings;

WHEREAS, the Settling Parties intend that customers receive the full value of the settled issues, and not some substitute regulatory treatment of lesser value either now or in the future, and agree that no terms of this Settlement Agreement or supporting schedules and calculations will be used or interpreted to diminish, in any way, the intended customer benefit related to this Settlement Agreement; and

WHEREAS, this Settlement Agreement is offered with the intent of resolving the proposed base rate increase that was to have been filed by the Companies on October 17, 2005, that would have become effective, after maximum suspension, on May 1, 2006, and thus avoid an unnecessary, time consuming and costly rate proceeding.

NOW THEREFORE, in consideration of the exchange of promises and covenants herein contained, the legal sufficiency of which is hereby acknowledged, the Settling Parties agree, subject to approval by the Department of Telecommunication and Energy (“Department”), as follows:

ARTICLE 1: INTRODUCTION

1.1	On September 15, 2005, the Companies filed with the Department a notice of their intent to file a general rate proceeding with the Department in October 2005.

1.2	The Companies propose that the rate filing would have sought base distribution rate increases of approximately $89.3 million as follows:

Boston Edison:	$ 65.9 million
Cambridge:	$ 2.1 million
Commonwealth:	$ 19.4 million
NSTAR Gas:	$ 1.9 million

1.3	A copy of the supporting testimony and exhibits for those rate increases is filed herewith as Exhibit NSTAR-1 (Settlement).

1.4	In further support of the terms of this Settlement Agreement, the Companies file herewith Exhibit NSTAR-2 (Settlement) through Exhibit NSTAR-23 (Settlement), as further described below.

1.5	This Settlement Agreement is intended to resolve only those issues as specified in Article 2 and Article 3.

ARTICLE 2: TERMS OF AGREEMENT

Rate Plan for NSTAR Electric

NSTAR Electric Rate Changes on January 1, 2006 and May 1, 2006

2.1	The Settling Parties agree to an Alternative Rate Stabilization Plan that will, on January 1, 2006, reduce the sum of the distribution rates and the transition charge rates of NSTAR Electric below what they otherwise would have been and then ensure that the sum of those rates shall change only in a manner specified in Article 2 for seven years.

2.2	The Settling Parties agree that, on January 1, 2006, the transition charge prices for NSTAR Electric will be reduced by 0.0907 cents per-kilowatt-hour (“kWh”), approximately $20 million lower than would otherwise have been collected in 2006.

2.3	The Settling Parties agree that, on May 1, 2006, NSTAR Electric may increase its distribution prices by 0.143 cents per kWh, which is equivalent to allowing $30 million of the filed distribution rate increase for NSTAR Electric.

2.4	The Settling Parties agree that, on May 1, 2006, the transition charge prices for NSTAR Electric will be reduced by 0.143 cents per kWh to offset in whole the increase in distribution rates provided in paragraph 2.3, above.

2.5	The Settling Parties agree that rate changes (and resulting net rate reductions) to take effect on January 1, 2006 and May 1, 2006, shall be accomplished, to the maximum extent possible, on a uniform, per-kWh basis. The tariffs that would be implemented on January 1, 2006 and May 1, 2006, and supporting workpapers are set forth as Exhibit NSTAR-3 (Settlement) through NSTAR-22 (Settlement).

NSTAR Electric Rates from January 1, 2007 through January 1, 2012

2.6

The Settling Parties agree that, beginning January 1, 2007, and annually thereafter through January 1, 2012, NSTAR Electric shall implement a performance-based Simplified Incentive Plan (“SIP”). Under the SIP, NSTAR

Electric shall be permitted to adjust distribution prices in the aggregate by the following formula: The annual percentage change in the gross domestic product price index (“GDP-PI”) as measured by the United States Commerce Department minus a combined offset factor (deemed to approximate such items as productivity and a stretch factor) of the following percentage points:

Year	Offset
2007	0.5
2008	0.55
2009	0.60
2010	0.65
2011	0.70
2012	0.75

For each year, the GDP-PI will be calculated as the average of the most recent four quarterly measures of the GDP-PI as of the second quarter of the year. It is anticipated that the annual rate filing would be made on October 1 of each year (for effect January 1 of the following year). The increase in the aggregate distribution prices under the SIP shall be offset by an Inter-rate Stabilization Adjustment (“ISA”), defined as an equal and opposite decrease in transition charge prices through year 2012. The SIP adjustments set forth in this paragraph 2.6 are subject to the following:

2.6.1	NSTAR Electric shall file on or about October 1 of each year new rates, subject to Department review and approval, for effect on January 1 of the subsequent year. Said filing shall include sufficient documentation and complete workpapers containing all assumptions and calculations to demonstrate compliance with applicable provisions of this Settlement Agreement.

2.6.2	The Settling Parties agree that NSTAR Electric shall maintain, for ratemaking purposes, the depreciation rates in effect during the period July 1, 2004 through June 30, 2005 until the time of the merger of Boston Edison, Cambridge and Commonwealth as described in paragraph 2.16 below. When the electric companies merge, NSTAR Electric may set new uniform depreciation rates that are expense neutral at the functional group level at the time of consolidating the rates; provided, however, that NSTAR Electric shall submit to the Department for approval such depreciation rates in a compliance filing, with supporting documentation establishing the calculation of said depreciation rates.

2.6.3	The Settling Parties agree that, for purposes of determining the Allowance for Funds Used During Construction, NSTAR Electric shall use the rate of 10.5 percent as the return on equity (“ROE”).

2.6.4

If NSTAR Electric’s aggregate ROE for distribution service only (excluding incentive payments, such as any payments under the service quality plan, and excluding any penalties under the service quality plan), calculated using the earnings available for common equity and the year average balance of common equity used in the return on common equity calculation as reported to the Department in the aggregate of the electric Companies’ annual Form 1 reports, exceeds 12.5 percent, customers and NSTAR Electric will share equally (50%/50%) in the excess. Similarly, if the ROE were to fall below 8.5 percent, (excluding incentive payments, such as any payments under the service quality plan, and excluding penalties under the service quality plan) customers and NSTAR Electric will share equally (50%/50%) in the deficiency. For any year in which the ROE is outside this bandwidth, the 50 percent portion that is to be paid to or collected from customers would be made through distribution rate adjustments in the succeeding year, and the impact of this prior year adjustment would be excluded in calculating the subsequent year’s sharing. Any adjustment under this paragraph 2.6.4 shall be subject to investigation and a full adjudicatory hearing before the Department.

2.6.5	NSTAR Electric’s distribution rates shall be subject to adjustment for the same exogenous factors as allowed by the Department in D.T.E. 03-40, as applied to an electric distribution company, with a threshold set at $1,800,000 for 2007. Starting in 2008 through 2012, the threshold will be adjusted for the annual percentage change in the GDP-PI in the manner set forth in paragraph 2.6. NSTAR Electric shall file in accordance with paragraph 2.6.1 all those exogenous factors (both positive and negative) that may have qualified for adjustment, but were not requested, and the analysis leading to the decision not to apply for the adjustment.

2.7	The provisions of paragraph 2.6, with respect to distribution rates shall remain in effect through the year 2012 with the last SIP and ISA adjustment filing on or about October 1, 2011, for effect 2012. If NSTAR (including any successor entities) or all or any of the Companies, in whole or in part: merges with or consolidates into (including through the formation of a trust, association, partnership or society); divests its public service obligation; purchases or is sold to a third-party entity (see Footnote (1)) during the term of this Settlement Agreement, within fifteen (15) days after the execution of the merger, divestiture, consolidation, purchase or sale (including through formation of a trust, association, partnership or society) documentation and receipt of all necessary regulatory approval, including, but not limited to, under G.L. c. 164, section 96, (collectively “consummation of the transaction”), written and electronic notice shall be served upon the Attorney General with a copy to the Chief of the Utilities Division explaining that the thirty (30) day termination option has matured and referring to this paragraph of the Settlement Agreement. Within thirty (30) days of receipt of this notice of consummation of the transaction, the Attorney General and/or the Companies may serve notice on the other and on the Department that it is exercising its option that this Settlement Agreement shall terminate effective on the date of the execution of the merger, divestiture, consolidation, purchase or sale documentation with respect to any prospective impact, including any subsequent rate changes, from the date of the consummation of the transaction; provided, however, that such termination shall apply to all of the Companies only if said consummation of the transaction involves either NSTAR or all the Companies; and provided, further that if said consummation of the transaction does not involve either NSTAR or all the Companies, said termination shall apply only to the Companies that are the subject of the consummation of the transaction. In the event of such termination, the terms of Article 2 of this Settlement Agreement shall have no prospective effect on any of the terminated Companies and NSTAR Electric’s right to collect its transition costs (including those whose recovery was deferred by this Settlement Agreement) shall not be affected by such termination. Moreover, in the event of such termination, the terminated Companies may file pursuant to G.L. c. 164, section 94.

Footnote (1)	The merger of the electric Companies to form NSTAR Electric, as described Paragraph 2.16 of this Settlement Agreement, shall not trigger the termination option.

2.8	The Settling Parties agree that, beginning January 1, 2007, and annually thereafter through January 1, 2012, NSTAR Electric shall implement the ISA by reducing its transition charges from the transitions charges currently in effect in an amount that in the aggregate will offset the revenue impact of the distribution rate increase set forth in paragraph 2.6, above, provided that, if the total aggregate level of projected deferral balance for NSTAR Electric for the year is to exceed $250 million, the transition charges shall be set so that the total aggregate level of projected deferral balances for NSTAR Electric for the year will equal $250 million; and provided further, that the transition charge in the Boston Edison and Commonwealth service territories cannot be reduced to a level below the corresponding reimbursable transition charges (“RTO”) as determined in by the Department of D.T.E 98-118 and D.T.E 04-70.

2.9	The Settling Parties agree that NSTAR Electric may collect carrying charges on any deferral of the collection of transition charges subject to this Settlement Agreement at the Boston Edison’s carrying charge rate of 10.88 percent per annum in the manner as approved in D.P.U./D.T.E. 96-23. The Settling Parties agree to continue class-specific transition charge reconciliations until replaced by Department order.

2.10	The Settling Parties agree that, if during the period January 1, 2006 through December 31, 2012, NSTAR Electric’s aggregate ROE for distribution service only (excluding incentive payments, such as any payments made under the service quality plan, and excluding any penalties under the service quality plan), as measured using the earnings available for common equity and the year average balance of common equity used common equity used in the return on common equity calculation as reported to the Department in the aggregate in the electric Companies’ Form 1 annual report, exceeds 13.5 percent, the Department may, on petition of the Attorney General or on its own motion, open a general rate investigation of the level of NSTAR Electric’s rates; and if NSTAR Electric’s aggregate ROE for distribution service only (excluding incentive payments, such as any payments made under the service quality plan, and excluding incentive penalties under the service quality plan) falls below 7.5 percent, as reported to the Department in the aggregate in the electric Companies’ Form 1 annual report, NSTAR Electric may file a request for a general rate increase pursuant to G.L. c. 164, section 94.

2.11	The Settling Parties agree that, beginning with NSTAR Electric’s annual filing made for rates to be effective on January 1, 2008, NSTAR Electric may file, subject to Department review and approval, proposals to make the tariff definitions, rate eligibility, and terms for customer service uniform for the distribution tariffs applicable to customers of Boston Edison, Cambridge and Commonwealth. Notwithstanding the merger of NSTAR Electric described in paragraph 2.16, below, NSTAR Electric shall maintain separate tariffs for the service territories of what are now Boston Edison, Cambridge and Commonwealth until, at least, December 31, 2010. NSTAR Electric agrees to confer with the Attorney General on such filings at least thirty (30) days before submission to the Department; provided, however, that NSTAR Electric may make such proposals to the Department as it deems appropriate and the Attorney General may take any position before the Department with respect to such proposals.

2.12

The Settling Parties agree that, beginning with NSTAR Electric’s annual filing made for rates to be effective on January 1, 2010, NSTAR Electric may file, subject to Department review and approval, proposals for the gradual consolidation and redesign of distribution rates for NSTAR Electric. NSTAR Electric agrees to confer with the Attorney General on such filings at least thirty (30) days before submission to the Department; provided, however, that NSTAR Electric may make such proposals to the Department as it deems appropriate and the Attorney General may take any position before the Department with respect to such proposals.

Rate Plan for NSTAR Gas

NSTAR Gas Rate Changes for January 1, 2006

2.13	The Settling Parties agree that there will be no distribution rate increase on January 1, 2006 for NSTAR Gas.

2.14	The Settling Parties agree that, on January 1, 2006, NSTAR Gas will adjust its cost-of-gas adjustment (“CGA”) clause to defer recovery of costs that would result in CGA rates that are greater than 40 percent higher than those in effect November 1, 2004 (approximately $18.5 million), with carrying charges. Recovery of said deferral shall be over a 12-month period beginning no earlier than the 2006 summer rates that are to be filed on or about March 15, 2006 for effect on May 1, 2006.

NSTAR Gas Rate Changes after January 1, 2006

2.15	The Settling Parties agree that, if NSTAR Gas files for an approval of a performance-based ratemaking (“PBR”) plan on or before July 1, 2007, the existing distribution rates shall be the “cast-off” rates for the plan and NSTAR Gas shall file for approval the same type of PBR plan as the Department approved in D.T.E. 03-40. NSTAR Gas agrees to confer with the Attorney General on such filings at least thirty (30) days before submission to the Department; provided, however, that NSTAR Gas may make such proposals to the Department as it deems appropriate and the Attorney General may take any position before the Department with respect to such proposals.

Merger of NSTAR Electric

Merger Structure and Approvals

2.16	The Settling Parties agree that a single corporate entity, NSTAR Electric Company, will be established by the merger of Cambridge, Commonwealth, and Canal Electric Company with and into Boston Edison. The surviving corporate entity will be renamed NSTAR Electric Company. The consummation of said merger shall occur on January 2, 2007. The Settling Parties agree that said merger may be accomplished by the implementation of an agreement and plan of merger, and after other appropriate Department approvals determined under G.L. c. 164, sections 14, 21, 96, in separate proceedings, and formal petitions approved by the Federal Energy Regulatory Commission (“FERC”).

Post-Merger Distribution Rates

2.17	The Settling Parties agree that, until January 1, 2010, NSTAR Electric shall maintain separate distribution prices and transition charge prices for the three geographic areas representing the existing service territories of Boston Edison, Cambridge and Commonwealth, and that through such date, all rate changes contemplated under the provisions of paragraph 2.6 and paragraph 2.8, above, shall be made on a uniform basis for all rates in each of said service territories.

Merger Impact on Transmission Rates

2.18	Upon consummation of the merger, the FERC transmission rates of Cambridge and Commonwealth will be subject to the new formula rate tariff of Boston Edison and their FERC transmission tariffs will be withdrawn. However, because Cambridge’s 13.8 kilovolt (“kV”) facilities are presently classified as transmission facilities for rate recovery (see D.P.U./D.T.E. 97-93 (1998)), the Settling Parties agree that after the consummation of the merger Cambridge’s 13.8 kV facilities shall be reclassified as distribution facilities and recovered in distribution rates after a separate proceeding.

Expansion of Boston Edison Storm Fund for NSTAR Electric

2.19	Boston Edison established a storm reserve fund of $8 million using proceeds from the sale of Clean Air Act Emission Allowances in accordance with the terms of its Restructuring Settlement, to pay the incremental costs associated with a major storm. D.P.U./D.T.E. 96-23, at 68. In the event that the incremental costs to Boston Edison resulting from a storm exceed $1 million, Boston Edison may use the storm fund to pay the incremental expenses and then replenish the storm fund up to a maximum of $3 million per year.

2.20	In view of the merger of Boston Edison, Cambridge and Commonwealth to create a single electric company and normal inflationary impacts that could result in higher storm costs, the Settling Parties agree that NSTAR Electric shall be authorized to increase the fund level from $8 million to $13.5 million by using emission credits that have been sold, and then replenish the fund up to a maximum of $4.5 million per year.

Procurement Initiatives for NSTAR Electric and NSTAR Gas

2.21	The Settling Parties agree that, in order to reduce rate volatility for small customers that purchase Basic Service, NSTAR Electric shall design its procurement of electricity for residential customers which may be implemented beginning at its next procurement (for effect July 1, 2006) as follows: (1) 50 percent of its load will be procured under one-year contracts; (2) 25 percent of its load will be procured under two-year contract; and (3) 25 percent of its load will be procured under three-year contracts. NSTAR Electric will work with the Attorney General and LEAN to prepare and propose a staggered schedule of procurements to implement the terms of this provision, including a method for further review and possible modification for contracts of longer terms.

2.22	NSTAR Gas shall develop, file with the Department and implement for effect no sooner than November 2006, a fixed-price option for residential and small commercial Default Service customers. NSTAR Gas shall work cooperatively with the Attorney General and LEAN relating to the design of the proposal before filing with the Department and to a method for further review of natural gas procurements and possible modification for contracts of longer terms. NSTAR Gas shall implement the natural gas procurement program approved by the Department in D.T.E. 04-63.

Customer Service Quality, Safety and Reliability Programs

2.23

The Settling Parties agree that the Companies’ public-service obligation requires NSTAR Electric and NSTAR Gas to provide safe, reliable and cost-effective service to customers. The Settling Parties also agree that, in fulfilling this public-

service obligation, it is appropriate both to enhance existing service-quality programs and to better align the interests of customers and the Companies by strengthening the monetary penalties and incentives for providing quality service. The Settling Parties agree that the following initiatives will further those objectives.

2.24	The Settling Parties agree that NSTAR Electric and NSTAR Gas will, no later than January 1, 2006, implement the NSTAR Arrearage Forgiveness Program (the “NSTAR AFP”) outlined in Exhibit NSTAR-23 (Settlement). As described in that exhibit, the NSTAR AFP is a comprehensive program developed in concert with LEAN Community Action Agencies for the neediest customers on low-income rates that will combine arrearage forgiveness with energy efficiency services, budget counseling and negotiated payment plans. The reasonable costs of the NSTAR AFP in excess of the benefits will be deferred with carrying costs, reconciled and recovered annually through the Companies’ Residential Assistance Adjustment Factors approved by the Department in D.T.E. 01-106-C/05-55.

2.25	NSTAR Electric shall provide the Attorney General and the Department the detailed list of projects, the Capital Projects Scheduling List (“CPSL”), by February 1, 2006, that NSTAR Electric shall complete that are designed to improve reliability and safety. The CPSL shall include only capital additions and incremental operation and maintenance expenses for the following projects: (1) the stray-voltage inspection-survey and remediation program (as described more fully in paragraph 2.30); (2) the double-pole inspection, replacement/restoration and transfer program (including a plan to eliminate the double-pole backlog); and (3) the manhole inspection, repair and upgrade program. NSTAR Electric agrees to spend not less than $10 million in 2006 on capital additions and incremental operation and maintenance related to these projects, barring extraordinary circumstances. The Settling Parties agree that the prudently incurred incremental operation and maintenance costs and revenue requirement associated with the CPSL additions, including depreciation, return on investment and taxes that are incremental to the test-year amount, as adjusted annually by the SIP, shall be recovered in the same manner and by applying the same requirements as exogenous factor impacts as set forth in paragraph 2.6.5.(see Footnote (2)) NSTAR Electric shall file annual reports regarding the status of the projects and costs incurred for any programs for which distribution rates have been adjusted and shall track and reconcile costs on an annual basis.

2.26	The Settling Parties agree that NSTAR Electric and NSTAR Gas will send to all customers an annual bill stuffer “report card” on the Companies’ service-quality performance for the previous year. The size, format and timing of such a bill stuffer will be determined in consultation by NSTAR and the Attorney General with the objective of minimizing any extra postage expense or other expense connected with sending out these bill stuffers. (see Footnote (3))

2.27	The Settling Parties agree that NSTAR Electric shall engage, within ninety (90) days of the effective date of this Settlement Agreement, a third party acceptable to the Attorney General to conduct an audit of NSTAR Electric’s annual reporting of System Average Interruption Duration Index (“SAIDI”) and System Average Interruption Frequency Index (“SAIFI”). As part of such audit, the auditor shall assist in the establishment of proxies for certain monthly SAIDI/SAIFI historical data not available on the Cambridge system for ten months during the period from 1995 through 2005, which shall be used to calculate the SAIDI/SAIFI benchmark for performance beginning in 2005. In consideration of the correction to the Cambridge historical data, NSTAR Electric shall establish updated performance benchmarks for SAIDI/SAIFI metrics on the Boston Edison, Commonwealth and Cambridge systems for the 2006 performance year and subsequent. The updated SAIDI/SAIFI benchmarks will be based on the most recent 10 years of historical data (1996-2005).

Footnote (2)	No proposed CPSL adjustment may be disqualified from recovery because the program is in existence as of the date of this Settlement Agreement. Without expanding the definition of an exogenous cost, the Settling Parties adopt the Department’s exogenous factor method from paragraph 2.6.5 for analyzing CPSL adjustments as an administratively efficient method to address the CPSL.

Footnote (3)	The Settling Parties agree to consult with each other in any public announcement of the bill stuffer “report card”.

2.28	The Settling Parties agree that NSTAR Electric shall establish a service benchmark, with possible penalties and incentive payments relating to “poor performing circuits.” NSTAR Electric shall be subject to a penalty of $100,000 for each circuit deemed to be “poor performing circuit”, as defined below, up to a maximum level of $500,000 per year. Each year where there are no poor performing circuits under this definition, NSTAR Electric will be entitled to a $500,000 incentive payment. For purposes of this paragraph, a “poor performing circuit” shall mean any distribution feeder that has sustained a circuit SAIDI value for a reporting year that is among the highest (worst) 5 percent of NSTAR Electric’s feeders for any three consecutive reporting years; provided that, subject to Department approval, NSTAR Electric may replace a circuit(s) so designated as “poor performing” with another under-performing circuit(s) where circuit performance on the replaced circuit is driven by factors outside of NSTAR Electric’s control (e.g., weather or municipal prohibitions on tree trimming) or the small number of customers served by the circuit justifies the replacement by a circuit serving a larger number of customers and provided further that the amount of the incentive payment to which NSTAR Electric would otherwise be entitled shall be reduced by $100,000 for each such replacement.

2.29	The Settling Parties agree that as of January 1, 2006, NSTAR Electric and NSTAR Gas set as their performance benchmark 80 percent for all telephone calls answered within 30 seconds, including all abandoned calls.

2.30	The Settling Parties agree that stray voltage inspection-survey and remediation program referenced in paragraph 2.25, above, shall be designed as follows: NSTAR Electric shall conduct visual damage inspections and voltage-indication testing of all above-grade electric infrastructure owned and/or maintained by NSTAR Electric, and supplied by the NSTAR Electric underground distribution system. Such inspections and testing will be conducted on a rolling three-year basis, with the exception of susceptible areas within the City of Boston and the City of Cambridge. In such susceptible areas, NSTAR Electric will conduct visual damage inspections and voltage-indication testing on an annual basis.

2.31	The Settling Parties agree that, on or before July 1, 2006, NSTAR Gas shall submit a service quality measure based on separate leaks per mile metrics for bare-steel mains and unprotected, coated-steel mains. NSTAR Gas shall consult with the Attorney General to develop a mutually agreeable measure at least sixty (60) days prior to filing. Said performance program shall establish a system of penalties and incentives to be calculated around the historical statistical average for this measure and the historical standard deviations for NSTAR Gas. The maximum penalty and incentive for this measure will be $500,000 per year.

2.32

The Settling Parties agree that NSTAR Electric shall continue to pursue through litigation at the FERC, and otherwise, to advocate on behalf of its customers in order to mitigate electricity market inefficiency costs. The Settling Parties agree that, if such initiatives are successful, it is appropriate that NSTAR Electric share with customers in the benefits that result from reductions in the costs of energy, capacity reserves and operating reserves that result from reducing transmission constraints and market inefficiencies. NSTAR Electric and the Attorney General shall consult and attempt to reach agreement as to whether such initiatives are successful. If no such agreement is reached, NSTAR Electric may make such proposals to the Department as it deems appropriate, and the Attorney General may take any position before the Department with respect to such proposals. The Settling Parties agree that the costs of litigation shall be shared on the basis of 75 percent for customers and 25 percent for NSTAR Electric.

2.33	The Settling Parties agree that NSTAR Electric and the Attorney General shall work together to develop a program to identify the causes for the difference between the actual electric market dispatch in New England and the unconstrained marginal cost dispatch. NSTAR Electric will be entitled to recover its reasonable costs for this program and the Settling Parties agree to work together to identify and to agree on incentive mechanisms to reduce this difference while ensuring a reliable supply of electricity.

2.34	The Settling Parties agree that NSTAR Electric and the Attorney General shall work together to minimize unnecessary Reliability Must Run (“RMR”) costs and will develop an incentive mechanism to limit the impact of RMR costs on NSTAR Electric customers.

2.35	The Settling Parties agree that any customer benefits, as shall be mutually agreed upon and quantified by the Attorney General and NSTAR Electric or as determined by the Department, accruing to the customers of NSTAR Electric and resulting from actions taken by NSTAR Electric pursuant to paragraphs 2.32 through 2.34 shall be shared on the basis of 75 percent for customers and 25 percent for NSTAR Electric; provided, however, NSTAR Electric’s annual share of benefit shall be amortized and recovered from customers over three years; and provided further that the annual amount in the aggregate to be collected from customers shall not exceed the maximum potential SQI penalty that could be imposed under G.L. c. 164, section 1E(c) in any given year.

2.36	The Settling Parties agree that, in the event that any penalties or incentive payments referenced in paragraphs 2.28, 2.31, 2.32, 2.33, 2.34 and 2.35 are to be paid or collected, NSTAR Electric shall, after conferring with the Attorney General, propose a means of making or collecting such payments to or from customers, subject to approval by the Department.

Other Settled Issues

2.37	The Settling Parties agree that NSTAR Electric shall adopt a 50% equity/50% debt capital structure in its pending local transmission service tariffs for each of the companies in Docket ER05-742. NSTAR electric shall achieve this capital structure in phases as follows: 60% equity / 40% debt 2005, 55% equity / 45% debt 2006, 50% equity / 50% debt 2007 to 2012. NSTAR Electric agrees to include language in each of its local transmission tariffs that specifically prohibits the recovery of any costs through more than one tariffed rate. NSTAR Electric further agrees that it will make an annual informational filing with FERC for each of its companies.

2.38	The Settling Parties agree that NSTAR Electric and NSTAR Gas will confer with LEAN and the Attorney General about possible adjustments to the low-income discount rates (R-2 and R-4) of NSTAR Electric and NSTAR Gas.

ARTICLE 3. CONDITIONS

3.1

This Settlement Agreement shall not be deemed in any respect to constitute an admission by any party that any allegation or contention in this proceeding is true or false. Except as specified in this Settlement Agreement to accomplish the customer benefit intended by this Settlement Agreement, the entry of an order by the Department approving the Settlement Agreement shall not in any respect constitute a determination by the Department as to the merits of any other issue raised in this proceeding.

3.2	The making of this Settlement Agreement establishes no principles and shall not be deemed to foreclose any party from making any contention in any future proceeding or investigation, except as to those issues and proceedings that are stated in this Settlement Agreement as being specifically resolved and terminated by approval of this Settlement Agreement.

3.3	This Settlement Agreement is the product of settlement negotiations. The Settling Parties agree that the content of those negotiations (including any workpapers or documents produced in connection with the negotiations) are confidential, that all offers of settlement are without prejudice to the position of any party or participant presenting such offer or participating in such discussion, and, except to enforce rights related to this Settlement Agreement or defend against claims made under this Settlement Agreement, that they will not use the content of those negotiations in any manner in these or other proceedings involving one or more of the parties to this Settlement Agreement, or otherwise.

3.4	The provisions of this Settlement Agreement are not severable. This Settlement Agreement is conditioned on its approval in full by the Department. This Settlement Agreement is also contingent upon the provision of accurate and truthful information by the Companies during the settlement negotiation process.

3.5	If the Department does not approve the Settlement Agreement in its entirety by December 30, 2005, this filing shall be deemed to be withdrawn and shall not constitute a part of the record in any proceeding or used for any other purpose.

3.6	To the extent permitted by law, the Department shall have its usual jurisdiction to implement the terms of this Settlement Agreement. Nothing in this Settlement Agreement, however, shall be construed to prevent or delay the Attorney General from pursuing any cause of action related to this Settlement Agreement in court under G.L. c. 93A or otherwise.

3.7	From time to time during the term of this Settlement Agreement, the Attorney General and LEAN may each request, orally or in writing, that the Companies respond to not more than 20 informal information requests, including sub-parts, per calendar month regarding any matter related to this Settlement Agreement, the filing or subsequent compliance filings and rates, charges or tariffs, and the Companies shall answer these information requests in a reasonably prompt manner, not to exceed 21 calendar days from issuance.

3.8	Under no circumstances shall: (1) any charge under this Settlement Agreement or tariffs promulgated hereunder recover costs that are collected by the Companies more than once, or through some other rate, charge or tariff; or (2) any charge recover costs more than once in any other rate, charge or tariff collected by the Companies, it being acknowledged by the Settling Parties that such collection(s), unless fully refunded with interest, as soon as reasonably possible, shall constitute a breach of this Settlement Agreement when discovered and generally known, and be deemed to violate the involved tariffs.

3.9	Notwithstanding any provision in this Settlement Agreement to the contrary, no part of this Settlement Agreement shall be interpreted to interfere with the Attorney General’s rights to petition the Department under G.L. c. 164, section 93, or otherwise under law or regulation, for a review of the Companies or any reason.

The signatories listed below represent that they are authorized on behalf of their principals to enter into this Settlement Agreement.

NSTAR	ATTORNEY GENERAL OF
BOSTON EDISON COMPANY	MASSACHUSETTS
CAMBRIDGE ELECTRIC LIGHT COMPANY and
COMMONWEALTH ELECTRIC COMPANY
NSTAR GAS COMPANY

By their attorneys,

/s/ ROBERT N. WERLIN	/s/ JOSEPH ROGERS
Robert J. Keegan	Joseph Rogers
Robert N. Werlin	Assistant Attorney General
Keegan Werlin LLP	Utilities Division
265 Franklin Street	Office of the Attorney General
Boston, MA 02110	One Ashburton Place
Boston, MA 02108-1598

LOW-INCOME ENERGY AFFORDABILITY NETWORK	ASSOCIATED INDUSTRIES OF MASSACHUSETTS

By its attorney,	By its attorney,

/s/ JERROLD OPPENHEIM	/s/ ROBERT RUDDOCK
Jerrold Oppenheim	Robert Ruddock
57 Middle Street	222 Berkeley Street
Gloucester, Mass. 01930	P. O. Box 763
Boston, MA 02117-0763

Dated: December 6, 2005